As filed with the Securities and Exchange Commission on November 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0362767 (I.R.S. Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

(Address of principal executive offices,

including zip code)

Lantronix, Inc. 2013 Employee Stock Purchase Plan, as Amended

(Full titles of the plan)

Jeremy Whitaker

Chief Financial Officer

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

 (Name, address and telephone number,

including area code, of agent for service)

Copies to:

Kurt E. Scheuerman

Vice President & General Counsel

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share	500,000 shares (2)	$3.57 (3)	$1,785,000	$216.34

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), that may become issuable under the Lantronix, Inc. 2013 Employee Stock Purchase Plan, as amended (the “ESPP”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP.

(2)	Represents additional shares of Common Stock reserved for issuance under the ESPP as a result of the approval of an amendment to the ESPP in November 2018.

(3)	In accordance with Rule 457(h), the offering price for the shares to be registered has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) as $3.57 per share, which is the average of the high and low prices of the Common Stock as reported on the NASDAQ Capital Market on November 13, 2018 (a date within five business days of the date on which this Registration Statement was filed).

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EXPLANATORY NOTE

This Registration Statement registers an additional 500,000 shares of the Registrant’s Common Stock that may be offered and sold under the Lantronix, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-188490), filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2013, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Kurt E. Scheuerman, who has given his opinion about certain legal matters affecting the shares of the Common Stock covered by this Registration Statement, is Vice President and General Counsel of the Registrant and has the right to participate in the ESPP.

ITEM 8.	EXHIBITS.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index hereto and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 15, 2018.

LANTRONIX, INC.
By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy Whitaker as his/her attorney-in-fact for him/her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jeff Benck	President, Chief Executive Officer and Director	November 15, 2018
Jeff Benck	(Principal Executive Officer)

/s/ Jeremy Whitaker	Chief Financial Officer	November 15, 2018
Jeremy Whitaker	(Principal Financial and Accounting Officer)

/s/ Bernhard Bruscha	Director	November 15, 2018
Bernhard Bruscha

/s/ Bruce Edwards	Director	November 15, 2018
Bruce Edwards

/s/ Paul Folino	Director	November 15, 2018
Paul Folino

/s/ Martin Hale, Jr.	Director	November 15, 2018
Martin Hale, Jr.

/s/ Hoshi Printer	Director	November 15, 2018
Hoshi Printer

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EXHIBIT INDEX

Exhibit
Number		Description

4.1	(1)	Lantronix, Inc. 2013 Employee Stock Purchase Plan, as amended

5.1		Opinion of Legal Counsel

23.1		Consent of Squar Milner, LLP

23.2		Consent of Legal Counsel (included in Exhibit 5.1)

24.1		Power of Attorney (included on the signature page of this Registration Statement)

____________________

(1)     Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2018.

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